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                                                                    EXHIBIT 99.2


                             CITI-BANCSHARES, INC.


                                 PRESS RELEASE
                                NOVEMBER 1, 1996


For Release: Immediately                      Contacts: Kenneth W. Mullis
                                                        T. Michael Killingsworth
                                                        (352) 787-5111


     Huntington Bancshares, Inc. (Nasdaq: HBAN) and Citi-Bancshares, Inc. (Nasdaq: CNBL) yesterday jointly announced the acquisition of Citi-Bancshares by Huntington. The parties signed a definitive Merger Agreement that provides that shareholders of Citi-Bancshares will receive $30 per share in the merger. Subject to certain limitations, shareholders may elect $30 in Huntington Common Stock, $30 in cash, or a combination consisting of $18 of Huntington Stock and $12 cash. This transaction is intended to be tax free to those shareholders of Citi-Bancshares who elect to receive stock in the transaction.